SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, DC  20549

                             -----------------------

                                  FORM 8-K

                               CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  April 25, 2001

                              PSNH FUNDING LLC
             (Exact Name of Registrant as specified in charter)



      Delaware             333-55830             02-0523325
  (State or Other         (Commission           (IRS employer
    jurisdiction          file number)       identification no.)
 of incorporation)

 1000 Elm Street, Manchester NH                  03105-0330
(Address of principal executive                  (Zip code)
            offices)



 Registrant's telephone number, including area code:  (603) 669-4000



                                  N/A

  (Former name or former address, if changed since last report)

Item 5.  Other Events

     On April 25, 2001, PSNH Funding LLC ("PSNH Funding"), a subsidiary of Public Service Company of New Hampshire, closed the sale, through underwriters, of $525,000,000 of rate reduction bonds ("RRBs") to the public. The RRBs were issued in three classes with varying interest rates and maturities. PSNH Funding applied the proceeds from the sale of the RRBs to the purchase of certain RRB property.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Not Applicable

(b) Not Applicable

(c) Exhibits:

1.1 Underwriting Agreement dated April 20, 2001.

3.2 Limited Liability Company Agreement of PSNH Funding LLC dated as of January 24, 2001 and amended as of April 25, 2001.

4.1 Indenture dated as of April 25, 2001.

4.2 Form of Rate Reduction Bond (contained in Indenture filed as
    Exhibit 4.1).

10.1 Purchase and Sale Agreement dated as of April 25, 2001.

10.2 Servicing Agreement dated as of April 25, 2001.

10.3 Administration Agreement dated as of April 25, 2001.

10.4 Fee and Indemnity Agreement dated as of April 25, 2001.

                                 SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                 PSNH Funding LLC


                                 By:   /S/ Randy A. Shoop
                                       Name:  Randy A. Shoop
                                       Title:  President


Date:  May 4, 2001

                                EXHIBIT INDEX

     The following designated exhibits are filed herewith:

1.1  Underwriting Agreement dated April 20, 2001.

3.2 Limited Liability Company Agreement of PSNH Funding LLC dated as of January 24, 2001 and amended as of April 25, 2001.

4.1  Indenture dated as of April 25, 2001.

4.2  Form of Rate Reduction Bond (contained in Indenture filed as
     Exhibit 4.1).

10.1  Purchase and Sale Agreement dated as of April 25, 2001.


10.2  Servicing Agreement dated as of April 25, 2001.


10.3  Administration Agreement dated as of April 25, 2001.


10.4  Fee and Indemnity Agreement dated as of April 25, 2001.